UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2006

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

Omega Healthcare Investors, Inc. (the “Company”) held a conference call with investors at 11:00 a.m. (Eastern) on Wednesday, October 25, 2006 (during which the Company provided certain preliminary information regarding the Company’s results of operations and financial condition for the quarter ended September 30, 2006. An excerpt from the conference call providing such information is attached hereto as Exhibit 99.1 and incorporated herein by reference. Replays of the conference call will be available at the Company’s website at www.omegahealthcare.com for at least two weeks. The information presented on the Company’s website is not a part of this Current Report on Form 8-K.

In the conference call, in addition to discussing certain financial measures recognized under generally accepted accounting principles (“GAAP”), the Company provided certain non-GAAP financial measures as additional information for investors. These measures are not in accordance with, or an alternative to, GAAP and may be different from measures used by other companies. The Company’s management believes these non-GAAP measures are important supplemental measures of the Company’s operating performance. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the supplemental information attached hereto as Exhibit 99.2.

The information in this Item 2.02 of this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 7.01. Regulation FD Disclosure.

See Item 2.02 “Results of Operations and Financial Condition” above and Exhibit 99.1, which are incorporated herein by reference. The information in this Item 7.01 is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Exhibits.

99.1 Excerpt from conference call with investors held at 11:00 a.m. (Eastern) on Wednesday, October 25, 2006.

99.2 Supplemental information regarding Non-GAAP measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: October 25, 2006                     By: /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer